Exhibit No. 99.1

Regis Corporation Reports Financial Results for Fourth Fiscal Quarter and Full Fiscal Year 2026

Positive Full-Year Same-Store Sales Growth, Including 3.0% at Supercuts

Continued Profitability and Positive Cash Flow Support On-Going Efforts to Advance Long-term Growth Initiatives

MINNEAPOLIS, September 1, 2026 -- Regis Corporation (NasdaqGM: RGS), a leader in the haircare industry, today announced financial results for the fourth fiscal quarter and full year ended June 30, 2026.
Susan Lintonsmith, Regis Corporation's President and Chief Executive Officer, commented, "Fiscal 2026 marked a year of continued progress toward strengthening the foundation of our business. We delivered revenue of $224.5 million, operating income of $24.4 million, Adjusted EBITDA of $32.8 million, and generated more than $13 million in cash from operations while continuing to position the business for its next phase of growth.

“As we enter fiscal 2027, we are building on that stronger foundation to drive sustainable growth. Increasing traffic is key to unlocking our full potential, and continued focus on strengthening our brands and delivering an elevated guest experience at an affordable price will help us reach more guests, build loyalty, and drive repeat visits. We see significant opportunity ahead and are moving with discipline and urgency to capture it."

“Reducing our cost of debt remains a priority," said Kersten Zupfer, Executive Vice President and Chief Financial Officer. "We are actively evaluating a range of refinancing alternatives with potential partners and are advancing through the diligence processes required for each. Our process has the active oversight of our Board, including our recently appointed director, who is also a significant shareholder. We remain focused on achieving the best possible outcome and will pursue a transaction if the economics and terms represent a meaningful improvement over our existing agreement."

Financial Highlights:
Fourth quarter fiscal 2026 compared to fourth quarter fiscal 2025:
•Consolidated revenue of $56.0 million versus $60.4 million, a decrease of $4.4 million
•Same-store sales growth: Supercuts: 2.6%; Consolidated: 0.1%
•Operating income of $6.6 million versus $7.3 million
•Seventh consecutive quarter of positive cash from operations
•Net income of $4.4 million versus $116.5 million
•Diluted EPS of $1.51 versus $42.58
•Adjusted net income of $3.0 million versus $2.0 million
•Adjusted diluted EPS of $1.04 versus $0.74
•Adjusted EBITDA of $9.2 million versus $9.7 million

Full fiscal year 2026 compared to full fiscal year 2025:
•Consolidated revenue of $224.5 million versus $210.1 million
•Same-store sales growth: Supercuts: 3.0%; Consolidated: 0.9%
•Operating income of $24.4 million versus $19.9 million
•Cash from operations of $13.1 million versus $13.7 million, a decrease of $0.6 million
•Net income of $6.9 million versus $123.5 million
•Diluted EPS of $2.41 versus $46.10
•Adjusted net income of $7.8 million versus $7.6 million
•Adjusted diluted EPS of $2.70 versus $2.85
•Adjusted EBITDA of $32.8 million versus $31.6 million

Fourth Quarter Fiscal Year 2026 Consolidated Results

	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in millions, except per share data)	2026	2025	2026	2025

Consolidated revenue	$56.0	$60.4	$224.5	$210.1
System-wide revenue (1)	270.5	278.5	1,066.3	1,104.9

System-wide same-store sales comps	0.1%	1.3%	0.9%	(0.6)%

Operating income	$6.6	$7.3	$24.4	$19.9
Income from continuing operations	4.4	118.4	6.9	117.0
Diluted income per share from continuing operations	1.51	43.27	2.41	43.67
(Loss) income from discontinued operations	—	(1.9)	—	6.5
Net income	4.4	116.5	6.9	123.5
Diluted earnings per share	1.51	42.58	2.41	46.10
Adjusted EBITDA (2) (3)	9.2	9.7	32.8	31.6
Adjusted net income (2)	3.0	2.0	7.8	7.6
Adjusted diluted net income per share (2)	1.04	0.74	2.70	2.85
_______________________________________________________________________________
(1)Represents total sales within the system.
(2)See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."
(3)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

Revenue
Total consolidated revenue of $56.0 million in the fourth quarter declined $4.4 million, driven primarily by lower non-margin franchise rental income. Total revenue for fiscal year 2026 of $224.5 million, increased $14.4 million, driven primarily by an increase in company-owned salon revenue, partially offset by lower royalties, fees, and non-margin franchise rental income.
Operating Income
Regis reported fourth quarter 2026 income from operations of $6.6 million compared to $7.3 million in the fourth quarter 2025. The $0.7 million decrease was primarily driven by lower royalties and fees. Regis reported fiscal year 2026 income from operations of $24.4 million compared to $19.9 million in fiscal year 2025. The $4.5 million increase was driven primarily by increased company-owned salon revenue, partially offset by lower royalties and fees.

Income from Continuing Operations
Regis reported fourth quarter 2026 net income from continuing operations of $4.4 million, or $1.51 per diluted share, compared to net income from continuing operations of $118.4 million, or $43.27 per diluted share, in the fourth quarter 2025. Regis reported fiscal year 2026 net income from continuing operations of $6.9 million, or $2.41 per diluted share, compared to net income from continuing operations of $117.0 million, or $43.67 per diluted share, in 2025. The year-over-year decrease in net income from continuing operations in both periods was driven primarily by the $115.5 million income tax benefit related to the partial release of the Company's prior year income tax valuation allowance in the fourth fiscal quarter of 2025.
Net Income
The Company reported fourth quarter 2026 net income of $4.4 million, or $1.51 per diluted share, compared to net income of $116.5 million, or $42.58 per diluted share, for the same period last year. The Company reported fiscal year 2026 net income of $6.9 million, or $2.41 per diluted share, compared to net income of $123.5 million, or $46.10 per diluted share, in 2025. The year-over-year decrease in net income in both periods was driven by the $115.5 million income tax benefit related to the partial release of the Company's prior year income tax valuation allowance in the fourth fiscal quarter of 2025.
Adjusted EBITDA
Fourth quarter Adjusted EBITDA of $9.2 million declined $0.5 million versus Adjusted EBITDA of $9.7 million in the same period last year. The decrease was driven primarily by the year-over-year unfavorable impact from foreign currency translation adjustments as well as lower franchise revenue. Fiscal year 2026 Adjusted EBITDA of $32.8 million improved $1.2 million, versus an Adjusted EBITDA of $31.6 million in the same period last year. The improvement was primarily due to higher net company-owned salon revenue and lower general and administrative expenses, partially offset by lower franchise revenue.

Fourth Quarter Fiscal Year 2026 Segment Results
Franchise

	Three Months Ended June 30,		Decrease	Twelve Months Ended June 30,		Increase (Decrease)
(Dollars in millions) (1)	2026	2025		2026	2025

Royalties	$13.7	$14.1	$(0.4)	$54.6	$58.2	$(3.6)
Fees	1.8	2.1	(0.3)	7.2	9.7	(2.5)
Advertising fund contributions	5.3	5.6	(0.3)	21.4	21.9	(0.5)
Franchise rental income	15.3	18.1	(2.8)	62.9	76.6	(13.7)
Total franchise revenue	$36.2	$39.9	$(3.7)	$146.2	$166.4	$(20.2)

Franchise same-store sales comps	—%	1.3%		0.6%	(0.6)%

Franchise segment profit	$5.6	$6.6	$(1.0)	$21.1	$20.2	$0.9

Franchise Adjusted EBITDA (2)	$6.4	$7.7	$(1.3)	$25.2	$28.4	$(3.2)
as a percent of revenue (1)	17.7%	19.3%		17.2%	17.1%
as a percent of adjusted revenue (2)	41.0%	47.4%		40.8%	41.8%

Total franchise salons	3,448	3,647	(199)
as a percent of total franchise and company-owned salons	92.9%	92.5%
_______________________________________________________________________________
(1)Variances calculated on amounts shown in millions may result in rounding differences.
(2)See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."

Franchise Revenue
Fourth quarter franchise revenue was $36.2 million, a $3.7 million, or 9.3%, decrease compared to the prior year quarter. Non-margin franchise rental income decreased $2.8 million due to fewer salons in the current year and franchisees signing their own leases. Royalties were $13.7 million, a $0.4 million, or 2.8%, decrease versus the same period last year due to the decline in salon count.
Fiscal year 2026 franchise revenue was $146.2 million, a $20.2 million, or 12.1%, decrease compared to the prior year, primarily due to a decline in non-margin franchise rental income, royalties, and fees as a result of a lower franchise salon count, primarily driven by the portfolio of salons moving to the Company-owned segment mid-fiscal year 2025 as a result of the acquisition of Alline Salon Group.

Franchise Segment Profit
Fourth quarter franchise segment profit of $5.6 million decreased $1.0 million compared to the same period last year, primarily due to lower royalties and fees. Fiscal year 2026 franchise segment profit of $21.1 million increased $0.9 million year-over-year. The year-over-year increase was primarily the result of decreased general and administrative expenses, partially offset by lower royalties and fees.
Franchise Adjusted EBITDA
Fourth quarter Franchise Adjusted EBITDA of $6.4 million decreased $1.3 million compared to the same period last year. Fiscal year 2026 Franchise Adjusted EBITDA of $25.2 million decreased $3.2 million year-over-year. The decline in both periods was primarily driven by decreases in royalties and fees as a result of lower salon count.

Company-Owned

	Three Months Ended June 30,		Increase (Decrease)	Twelve Months Ended June 30,		Increase
(Dollars in millions) (1)	2026	2025		2026	2025

Total company-owned salon revenue	$19.8	$20.5	$(0.7)	$78.3	$43.7	$34.6
Company-owned same-store sales comps	1.1%	1.9%		4.0%	(2.8)%

Company-owned segment profit (loss)	$1.0	$0.7	$0.3	$3.4	$(0.2)	$3.6

Company-owned Adjusted EBITDA	$2.8	$2.0	$0.8	$7.6	$3.2	$4.4
as a percent of revenue	14.1%	9.8%		9.7%	7.3%

Total Company-owned salons	264	294	(30)
as a percent of total franchise and company-owned salons	7.1%	7.5%
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(1)Variances calculated on amounts shown in millions may result in rounding differences.

Company-Owned Salon Revenue
Fourth quarter revenue for the company-owned segment decreased $0.7 million versus the prior year to $19.8 million. The year-over-year decline in revenue was driven by lower salon count in the fourth quarter of fiscal year 2026 compared to the same period last year.
Fiscal year 2026 revenue for the company-owned segment improved $34.6 million versus the prior year to $78.3 million primarily due to a full year of income generated by the salons acquired in the acquisition of Alline Salon Group in the second quarter of fiscal year 2025.
Company-Owned Segment Profit (Loss)
Fourth quarter company-owned segment profit (loss) improved $0.3 million year-over-year, primarily due to decreased rent and salon expenses due to the closures of unprofitable salons.
Fiscal year 2026 company-owned segment profit (loss) improved $3.6 million year-over-year, driven primarily by the income generated by the salons acquired through the acquisition of Alline Salon Group in the second fiscal quarter of the prior fiscal year.
Company-Owned Adjusted EBITDA
Fourth quarter Company-owned Adjusted EBITDA improved $0.8 million year-over-year, primarily due to decreased rent and salon expenses due to the closures of unprofitable salons.
Fiscal year 2026 Company-owned Adjusted EBITDA improved $4.4 million year-over-year, driven primarily by the income generated by the salons acquired through the acquisition of Alline Salon Group in the second fiscal quarter of the prior fiscal year.

Balance Sheet and Cash Flow
The Company ended fiscal year 2026 with $26.0 million in cash and cash equivalents. As of June 30, 2026, the Company's borrowing arrangements include a $116.1 million term loan, $11.1 million of paid in kind interest, and a $25.0 million revolving credit facility with a $10.0 million minimum liquidity covenant that expires in June 2029. As of June 30, 2026, the unused available credit under the revolving credit facility was $19.0 million and total liquidity per the agreement was $35.0 million. Net cash provided by operating activities for the fiscal year totaled $13.1 million, a decrease of $0.6 million from the prior year. Cash generation decreased slightly due to the use of restricted ad fund cash in the current year period, offset partially by our lower cost structure.

Non-GAAP reconciliations
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing fourth quarter and fiscal year 2026 results today, September 1, 2026, at 7:30 a.m., Central time. Interested parties are invited to participate in the live webcast by registering for the event at www.regiscorp.com/investor-relations.html. The webcast will include a slide presentation. A replay of the presentation will be available on our website at the same web address.
About Regis Corporation
Regis Corporation (NasdaqGM:RGS) is a leader in the haircare industry. As of June 30, 2026, the Company franchised or owned 3,712 locations. Regis' franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters®, and First Choice Haircutters®. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.
REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

HAYDEN IR:
James Carbonara
James@haydenir.com
(646) 755-7412

Brett Maas
brett@haydenir.com
(646) 536-7331

This press release contains or may contain "forward-looking statements" within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management's best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, "may," "will," "believe," "project," "forecast," "expect," "estimate," "anticipate," and "plan." In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These uncertainties include a potential material adverse impact on our business and results of operations as a result of changes in consumer shopping trends and changes in manufacturer distribution channels; our ability to realize the anticipated benefits of the Alline Acquisition; laws and regulations could require us to modify current business practices and incur increased costs including increases in minimum wages; changes in the general economic environment; changes in consumer tastes, hair product innovation, fashion trends and consumer spending patterns; our reliance on franchise royalties and overall success of our franchisees’ salons; our ability to minimize risks associated with owning and operating additional salons; our salons' dependence on a third-party supplier agreement for merchandise; our and our franchisees' ability to attract, train and retain talented stylists and salon leaders; the success of our franchisees, which operate independently; data security and privacy compliance, and our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, franchisees, employees, vendors or Company information; our use of artificial intelligence; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees' and company-owned salons; our ability to maintain and enhance the value of our brands; reliance on legacy information technology systems; reliance on external vendors; the use of social media; the effectiveness of our enterprise risk management program; potential challenges with the implementation or ongoing operation of our new enterprise resource planning system; our ability to generate sufficient cash flow to satisfy our debt service obligations; compliance with covenants in our financing arrangement; premature termination of agreements with our franchisees; the continued ability of the Company to implement cost reduction initiatives and achieve expected cost savings; our continued ability to compete in our business markets; potential liabilities related to the employee retention credit received by Alline; reliance on our management team and other key personnel; the continued ability to maintain an effective system of internal control over financial reporting; changes in tax exposure; the ability of our Tax Preservation Plan to protect the future availability of the Company's tax assets; potential litigation and other legal or regulatory proceedings; or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A of the Company's Annual Report on Form 10-K for the year ended June 30, 2026. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q, and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	June 30,
	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$26,025	$16,959
Receivables, net	9,267	9,473
Inventory	2,482	2,798
Other current assets	19,621	21,254
Total current assets	57,395	50,484

Property and equipment, net	9,285	10,085
Goodwill	182,710	183,436
Other intangibles, net	4,727	5,830
Right of use asset	175,684	229,861
Deferred tax asset	103,402	102,504
Other assets	14,019	16,757
Total assets	$547,222	$598,957

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19,556	$20,837
Accrued expenses	15,536	19,066
Long-term debt, current portion	3,000	1,100
Short-term lease liability	53,824	60,685
Total current liabilities	91,916	101,688

Long-term debt, net	114,138	109,693
Long-term lease liability	130,465	179,280
Other non-current liabilities	16,891	22,680
Total liabilities	353,410	413,341
Commitments and contingencies
Shareholders' equity:
Common stock, $0.05 par value; issued and outstanding, 2,498,778 and 2,435,981 common shares as of June 30, 2026, and 2025, respectively	125	122
Additional paid-in capital	77,162	75,243
Accumulated other comprehensive income	7,617	8,286
Retained earnings	108,908	101,965
Total shareholders' equity	193,812	185,616
Total liabilities and shareholders' equity	$547,222	$598,957
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REGIS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025

Revenues:
Royalties	$13,680	$14,144	$54,581	$58,163
Fees	1,849	2,046	7,247	9,717
Advertising fund contributions	5,306	5,590	21,392	21,924
Franchise rental income	15,346	18,075	62,943	76,599
Company-owned salon revenue	19,822	20,543	78,322	43,731
Total revenue	56,003	60,398	224,485	210,134
Operating expenses:
General and administrative	10,455	10,340	42,045	46,764
Rent	3,009	3,216	13,452	10,487
Advertising fund expense	5,306	5,590	21,392	21,924
Franchise rent expense	15,346	18,075	62,943	76,599
Company-owned salon expense (1)	13,588	14,569	56,041	31,103
Depreciation and amortization	1,634	1,321	4,112	2,966
Long-lived asset impairment	52	—	52	352
Total operating expenses	49,390	53,111	200,037	190,195

Operating income	6,613	7,287	24,448	19,939

Other (expense) income:
Interest expense	(5,121)	(5,471)	(20,673)	(20,252)
Gain on earn-out liability	—	—	1,000	—
Other, net	135	1,164	1,096	1,849

Income from operations before income taxes	1,627	2,980	5,871	1,536

Income tax benefit	2,769	115,406	1,072	115,496

Income from continuing operations	4,396	118,386	6,943	117,032

(Loss) income from discontinued operations, net of income taxes	—	(1,892)	—	6,504

Net income	$4,396	$116,494	$6,943	$123,536

Net income per share:
Basic:
Income from continuing operations	$1.73	$48.60	$2.76	$49.51
(Loss) income from discontinued operations	—	$(0.78)	—	2.75
Net income per share, basic (2)	$1.73	$47.82	$2.76	$52.26
Diluted:
Income from continuing operations	$1.51	$43.27	$2.41	$43.67
(Loss) income from discontinued operations	—	$(0.69)	—	2.43
Net income per share, diluted (2)	$1.51	$42.58	$2.41	$46.10

Weighted average common and common equivalent shares outstanding:
Basic	2,539	2,436	2,520	2,364
Diluted	2,907	2,736	2,879	2,680
_______________________________________________________________________________
(1)Includes cost of service and product sold to guests in our company-owned salons. Excludes general and administrative expense, rent, and depreciation and amortization related to company-owned salons.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
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REGIS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Twelve Months Ended June 30,
	2026	2025

Cash flows from operating activities:
Net income	$6,943	$123,536
Adjustments to reconcile net income to net cash provided by operating activities
Gain from sale of OSP	—	(8,396)
Depreciation and amortization	3,861	2,876
Long-lived asset impairment	52	352
Deferred income taxes	(1,051)	(113,891)
Non-cash interest	5,726	5,299
Gain on earn-out liability	(1,000)	—
Stock-based compensation	849	1,940
Amortization of debt discount and financing costs	3,622	3,418
Other non-cash items affecting earnings	309	(202)
Changes in operating assets and liabilities (1):
Receivables	181	(37)
Inventories	316	871
Income tax receivable	36	(137)
Other current assets	1,322	402
Other assets	2,706	4,402
Ad fund	(434)	8,363
Accounts payable	(850)	(504)
Accrued expenses	(3,073)	(5,289)
Net lease liabilities	(1,534)	(2,073)
Other non-current liabilities	(4,878)	(7,186)
Net cash provided by operating activities:	13,103	13,744
Cash flows from investing activities:
Capital expenditures	(1,973)	(1,295)
Asset acquisitions, net of cash acquired and certain obligations assumed	—	(18,621)
Proceeds from sale of OSP, net of fees	—	8,463
Net cash used in investing activities:	(1,973)	(11,453)
Cash flows from financing activities:
Borrowings on revolving credit facility	—	4,326
Repayments of revolving credit facility	—	(13,534)
Repayments of long-term debt	(2,740)	(1,125)
Debt refinancing fees	(262)	(1,003)
Proceeds from issuance of common stock in connection with warrant exercise	299	—
Proceeds from issuance of common stock for options exercised	607	—
Proceeds from issuance of long-term debt	—	15,000
Taxes paid for shares withheld	(161)	(75)
Net cash (used in) provided by financing activities:	(2,257)	3,589
Effect of exchange rate changes on cash and cash equivalents	(83)	13
Increase in cash, cash equivalents, and restricted cash	8,790	5,893
Cash, cash equivalents, and restricted cash:
Beginning of year	35,205	29,312
End of year	$43,995	$35,205
_______________________________________________________________________________
(1)Changes in operating assets and liabilities exclude assets and liabilities sold or acquired.
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SYSTEM-WIDE SAME-STORE SALES (1):

	Three Months Ended
	June 30, 2026			June 30, 2025
	Service	Retail	Total	Service	Retail	Total

Supercuts	2.9%	(8.0)%	2.6%	3.2%	(7.0)%	2.9%
SmartStyle	(2.1)	(19.4)	(4.3)	(1.7)	(17.8)	(4.1)
Portfolio Brands	(0.8)	(19.8)	(1.9)	2.2	(5.5)	1.8
Total	1.1%	(15.9)%	0.1%	2.1%	(11.3)%	1.3%

	Twelve Months Ended
	June 30, 2026			June 30, 2025
	Service	Retail	Total	Service	Retail	Total

Supercuts	3.4%	(7.6)%	3.0%	1.7%	(9.0)%	1.3%
SmartStyle	(2.1)	(19.6)	(4..5)	(3.8)	(18.5)	(6.1)
Portfolio Brands	0.9	(12.1)	0.1	(0.2)	(7.7)	(0.6)
Total	1.8%	(13.7)%	0.9%	0.3%	(12.9)%	(0.6)%
_______________________________________________________________________________
(1)System-wide same-store sales are calculated as the total change in sales for system-wide franchise and company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.
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REGIS CORPORATION
System-Wide Location Counts

	June 30,
	2026	2025

FRANCHISE SALONS:
Supercuts	1,634	1,711
SmartStyle/Cost Cutters in Walmart stores	984	1,049
Portfolio Brands	763	816
Total North American salons	3,381	3,576
Total International salons (1)	67	71
Total franchise salons	3,448	3,647
as a percent of total franchise and company-owned salons	92.9%	92.5%

COMPANY-OWNED SALONS:
Supercuts	95	100
Portfolio Brands	169	194
Total company-owned salons	264	294
as a percent of total franchise and company-owned salons	7.1%	7.5%

Total franchise and company-owned salons	3,712	3,941
_______________________________________________________________________________
(1)Canadian and Puerto Rican salons are included in the North American salon totals.
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Non-GAAP Reconciliations:
This press release includes a presentation of operating income excluding certain non-cash charges, Adjusted EBITDA, Franchise Adjusted EBITDA, Company-owned Adjusted EBITDA, and adjusted franchise revenue, which are non-GAAP measures. The non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We believe our presentation of the non-GAAP measures provides meaningful insight into our ongoing operating performance and a supplemental perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors' analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.
Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine the items to consider as "items impacting comparability" based on how management views our business, makes financial, operating and planning decisions and evaluates the Company's ongoing performance.
The reconciliation of U.S. GAAP operating income to non-GAAP operating income excluding certain non-cash charges is included in the release.
The following items have been excluded from our non-GAAP Adjusted EBITDA results: stock-based compensation expense, discontinued operations, one-time professional fees and settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees, and asset retirement obligation costs.
We present adjusted revenue to provide a meaningful Franchise Adjusted EBITDA margin, which removes non-margin revenue from total revenue to arrive at an adjusted margin. Margin is a common metric used by investors, however, the majority of our revenue is offset by equal expense, so it does not contribute to our margin. We remove the non-margin revenue from this metric in order to show a meaningful margin rate.
The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.
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REGIS CORPORATION
Reconciliation of U.S. GAAP Net Income to Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025

Reported net income	$4,396	$116,494	$6,943	$123,536
Interest expense	5,121	5,471	20,673	20,252
Income taxes	(2,769)	(115,406)	(1,072)	(115,496)
Depreciation and amortization	1,634	1,321	4,112	2,966
Long-lived asset impairment	52	—	52	352
EBITDA	$8,434	$7,880	$30,708	$31,610

Stock-based compensation expense	143	(103)	849	1,940
Loss (gain) on discontinued operations	—	1,892	—	(6,504)
Gain on earn-out liability	—	—	(1,000)	—
Discrete items (1)	596	3	2,251	4,529
Adjusted EBITDA, non-GAAP financial measure	$9,173	$9,672	$32,808	$31,575
_______________________________________________________________________________
(1)Discrete items include one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, and lease termination fees.

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REGIS CORPORATION
Reconciliation of Franchise Segment Profit to Franchise Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025

Franchise segment profit	$5,612	$6,594	$21,050	$20,152
Depreciation and amortization	185	256	795	1,194
Long-lived asset impairment	—	—	—	352
Stock-based compensation expense	108	(124)	814	1,919
Discrete items (1)	323	(212)	1,468	2,896
Other, net (2)	135	1,164	1,096	1,849
Franchise Adjusted EBITDA, non-GAAP financial measure	$6,363	$7,678	$25,223	$28,362
_______________________________________________________________________________
(1)Discrete items include one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, and lease termination fees.
(2)Other, net includes non-operating income allocated to Franchise Adjusted EBITDA.

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REGIS CORPORATION
Reconciliation of Company-owned Segment Profit (Loss) to Company-owned Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025

Company-owned segment profit (loss)	$1,001	$693	$3,398	$(213)
Depreciation and amortization	1,449	1,065	3,317	1,772
Long-lived asset impairment	52	—	52	—
Stock-based compensation expense	35	21	35	21
Discrete items (1)	273	215	783	1,633
Company-owned Adjusted EBITDA, non-GAAP financial measure	$2,810	$1,994	$7,585	$3,213
_______________________________________________________________________________
(1)Discrete items include one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, and lease termination fees.

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REGIS CORPORATION
Reconciliation of Reported Franchise Adjusted EBITDA as a Percent of GAAP Franchise Revenue
to Franchise Adjusted EBITDA as a Percent of Adjusted Franchise Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025

Franchise Adjusted EBITDA	$6,363	$7,678	$25,223	$28,362
GAAP franchise revenue	36,181	39,855	146,163	166,403
Franchise Adjusted EBITDA as a percent of GAAP franchise revenue	17.6%	19.3%	17.3%	17.0%
Non-margin revenue adjustments:
Franchise rental income	$(15,346)	$(18,075)	$(62,943)	$(76,599)
Advertising fund contributions	(5,306)	(5,590)	(21,392)	(21,924)
Adjusted franchise revenue	$15,529	$16,190	$61,828	$67,880
Franchise Adjusted EBITDA as a percent of adjusted franchise revenue	41.0%	47.4%	40.8%	41.8%

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REGIS CORPORATION
Reconciliation of Reported Net Income to Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025

Reported net income	$4,396	$116,494	$6,943	$123,536
Stock-based compensation, net of tax	143	(103)	1,265	1,940
Long lived asset impairment	52	—	52	352
Discontinued operations	—	1,892	—	(6,504)
Gain on earn-out liability, net of tax	—	—	(780)	—
Discrete items (1)	(1,558)	(116,261)	302	(111,687)
Adjusted net income	$3,033	$2,022	$7,782	$7,637
_______________________________________________________________________________
(1)Discrete items include one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees, asset retirement obligation costs, and deferred tax impacts. In the three and twelve months ended June 30, 2025, the partial release of valuation allowance of $(116.3) million is also included in discrete items.

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REGIS CORPORATION
Reconciliation of Reported Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025

Reported diluted earnings per share	$1.51	$42.58	$2.41	$46.10
Stock compensation	0.05	(0.04)	0.44	0.72
Long lived asset impairment	0.02	—	0.02	0.13
Discontinued operations	—	0.69	—	(2.43)
Gain on earn-out liability	—	—	(0.27)	—
Discrete items (1)	(0.54)	(42.49)	0.10	(41.67)
Adjusted diluted earnings per share	$1.04	$0.74	$2.70	$2.85
_______________________________________________________________________________
(1)Discrete items include partial release of valuation allowance of $(42.51) and $(43.40) in the three and twelve months ended June 30, 2025, respectively, as well as one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs, and deferred tax impacts.

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REGIS CORPORATION
Reconciliation of Reported General and Administrative Expenses to General and Administrative Expenses Used to Calculate Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025

Reported general and administrative	$10,455	$10,340	$42,045	$46,764
Discrete general and administrative (1)	(524)	(29)	(1,728)	(4,614)
Stock-based compensation	(143)	103	(849)	(1,940)
Adjusted general and administrative	$9,788	$10,414	$39,468	$40,210
_______________________________________________________________________________
(1)Discrete items include one-time professional fees and legal settlements and severance expense.

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